Exhibit (c)-(3)

Discussion Material Prepared for Meeting with the Special Committee of the Board of Directors of Shanda Interactive Entertainment Limited Project World November 13, 2011 Strictly Private & Confidential

Notice to Recipient Confidential “Bank of America Merrill Lynch” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”), including, in the United States, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed. These materials have been prepared by one or more subsidiaries of Bank of America Corporation for the client or potential client to whom such materials are directly addressed and delivered (the “Company”) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with us. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by us. We assume no responsibility for independent investigation or verification of such information (including, without limitation, data from third party suppliers) and have relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by us in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Bank of America Corporation or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. These materials are for discussion purposes only and are subject to our review and assessment from a legal, compliance, accounting policy and risk perspective, as appropriate, following our discussion with the Company. We assume no obligation to update or otherwise revise these materials. These materials have not been prepared with a view toward public disclosure under applicable securities laws or otherwise, are intended for the benefit and use of the Company, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without our prior written consent. These materials may not reflect information known to other professionals in other business areas of Bank of America Corporation and its affiliates. Bank of America Corporation and its affiliates (collectively, the “BAC Group”) comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and strategic advisory services and other commercial services and products to a wide range of corporations, governments and individuals, domestically and offshore, from which conflicting interests or duties, or a perception thereof, may arise. 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These policies prohibit employees from offering research coverage, a favorable research rating or a specific price target or offering to change a research rating or price target as consideration for or an inducement to obtain business or other compensation. We are required to obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow us to identify the Company in accordance, as applicable, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and such other laws, rules and regulations as applicable within and outside the United States. We do not provide legal, compliance, tax or accounting advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by us to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then the statement expressed herein is being delivered to support the promotion or marketing of the transaction or matter addressed and the recipient should seek advice based on its particular circumstances from an independent tax advisor. Notwithstanding anything that may appear herein or in other materials to the contrary, the Company shall be permitted to disclose the tax treatment and tax structure of a transaction (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information) on and after the earliest to occur of the date of (i) public announcement of discussions relating to such transaction, (ii) public announcement of such transaction or (iii) execution of a definitive agreement (with or without conditions) to enter into such transaction; provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply. Copyright 2011 Bank of America Corporation. Strictly Private & Confidential

Process Update Strictly Private & Confidential

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Process Update Summary of Meetings as of November 13, 2011 Date Description Participants Topics of Discussion Oct 29, 2011 Kick-off Call SC, Weil, BofAML Map out timeline and general process Determine plan of action regarding due diligence, key deliverables and future SC meetings Nov 4, 2011 Meeting between JPM, BofAML Discuss JP Morgan and Buyer Group’s preliminary valuation analysis financial advisors and rationale for their offer price Discuss financing, timeline and Buyer Group’s intentions Discuss protocols for the process going forward Nov 8, 2011 Meeting between Weil, S&S Discuss key issues in the draft merger agreement (circulated by S&S legal advisors on Nov 2, 2011) Nov 8, 2011 Call between BofAML, JPM Discuss key Q&A items for Buyer Group (please refer to p.3) financial advisors Weeks of Oct 31 Ongoing Due Company, BofAML Management presentation and Nov 7, 2011 Diligence Business and financial due diligence Due diligence is ongoing Strictly Private & Confidential

Process Update Summary of Key Q&A Items for Buyer Group Questions Buyer Group Response Acquisition of shares not currently held by the Buyer Group is anticipated to be financed Contemplated Financing Structure entirely with debt and Arrangement? Negotiation of facility agreement and terms are still in process Contemplated Timeline for Executing Currently, Buyer Group is targeting execution of merger agreement by November 21 Merger Agreement and Securing Financing commitment letters expected to be in place prior to execution of merger Financing? Agreement Possibility of Sale of Stake or Buyer Group has no intention to sell its collective stake in the Company Co-Investment with Third Party? Buyer Group has no intention to bring in third party investors Buyer Group’s Proposals Post- Buyer Group has no intention of selling the Company or any of its subsidiaries after closing Transaction? Strictly Private & Confidential

Market Update Strictly Private & Confidential

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Market Update ADS Price Development LTM ADS Performance Price rebased to Volume August 31, 2011 SNDA (US$) March 1, 2011 (‘000) June 1, 2011 October 17, 2011 Shanda announces 55 Shanda announces Shanda announces second quarter 2011 Buyer Group offer 1,600 2010 annual results first quarter 2011 results announced results 1,400 50 1,200 45 1,000 Offer price from Buyer Group $41.35 40 800 600 35 400 30 200 25 0 11-Nov-10 7-Dec-10 31-Dec-10 26-Jan-11 21-Feb-11 17-Mar-11 12-Apr-11 6-May-11 1-Jun-11 27-Jun-11 21-Jul-11 16-Aug-11 9-Sep-11 5-Oct-11 31-Oct-11 Volume Shanda NASDAQ Source: Factset as of November 11, 2011 Strictly Private & Confidential

Preliminary Valuation Analysis Strictly Private & Confidential

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Preliminary Valuation Analysis Transaction Overview Summary of Transaction Value (Amounts in US$ millions except per share data) Implied Valuation Offer price per ADS $41.35 Total ADS outstanding (mm)(1) 54.6 Implied equity value(1) $2,258 Adjustment for net debt: Debt(2) 217 Cash(3) (1,381) Non-controlling interests 374 Net Debt / (Cash) (790) Enterprise value $1,469 Implied Transaction Multiples(4) Amount Multiple 2012E Net Income 95.4 23.7x 2013E Net Income 113.7 19.9x 2012E EBITDA 192.1 7.6x 2013E EBITDA 245.1 6.0x Implied Premiums to Historical Stock Prices Offer Price Price Premium / (US$) (Discount) Buyer Group Offer Price $41.35 -Current (11/11/2011) 39.65 4.3% Unaffected Price (10/14/2011) 33.48 23.5% VWAP (Before 10/17/2011) 1-Week $32.54 27.1% 1-Month 32.62 26.8% 3-Month 33.21 24.5% 6-Month 38.80 6.6% 12-Month 40.35 2.5% Source: Factset, Company SEC filings, Company management (1) Based on fully diluted number of shares. Share count data provided by Company management as of November 7, 2011: 108,335,894 ordinary shares and 18,475,036 options. Options have been treated on an as-converted basis using Treasury Stock Method (2) Includes short term loans (3) Includes cash, cash equivalents, restricted cash, short-term investments and marketable securities. Cash balance pro forma for cash spent on share repurchases since September 30, 2011 (4) Multiples based on Company management projections Strictly Private & Confidential

Preliminary Valuation Analysis Public Trading Comparables Comparables for Shanda Interactive drawn from two main Internet categories China Internet Platform and Gaming Companies with large gaming businesses that comprise of a significant portion of the overall business Pure play online gaming operators in China All comparables derive a significant majority of revenues, if not all, its revenues from China Although the comparables have varying growth and margin profiles, business wise, they are highly related to Shanda Interactive Market Enterprise Share Value Value(1) P/E EV/EBITDA PEG(2) Price (US$ mm) (US$ mm) 2011E 2012E 2013E 2011E 2012E 2013E 2012E 2013E Chinese Internet Platform and Gaming (3) Tencent 157.70 37,489 34,101 22.7x 17.9x 14.1x 16.2x 12.5x 9.9x 0.7x 0.5x Netease 44.59 5,871 4,111 12.3 10.7 9.3 7.8 6.6 5.8 0.6 0.5 Sohu 59.11 2,293 1,771 12.0 10.2 8.8 5.6 4.6 3.8 0.5 0.5 Max 22.7x 17.9x 14.1x 16.2x 12.5x 9.9x 0.7x 0.5x Average 15.6 12.9 10.7 9.8 7.9 6.5 0.6 0.5 Median 12.3 10.7 9.3 7.8 6.6 5.8 0.6 0.5 Min 12.0 10.2 8.8 5.6 4.6 3.8 0.5 0.5 Chinese Gaming Changyou 26.22 1,451 1,025 6.4x 5.5x 4.9x 3.9x 3.3x 2.9x 0.3x 0.3x Giant Interactive 4.04 966 650 6.7 5.4 4.9 3.6 3.2 2.9 0.4 0.4 Perfect World 11.78 590 212 3.9 3.6 3.3 1.1 1.0 1.0 0.2 0.2 NetDragon 4.10 (3) 287 85 13.9 9.7 8.8 2.1 1.6 1.4 nm nm The9 Limited 4.74 119 (88) nm nm na nm nm na nm nm Max 13.9x 9.7x 8.8x 3.9x 3.3x 2.9x 0.4x 0.4x Average 7.7 6.1 5.5 2.7 2.3 2.0 0.3 0.3 Median 6.5 5.4 4.9 2.9 2.4 2.1 0.3 0.3 Min 3.9 3.6 3.3 1.1 1.0 1.0 0.2 0.2 Shanda Interactive(4) 39.65 2,165 1,376 83.7 22.7 19.1 13.3 7.2 5.6 1.48 1.24 Source: Factset, Bloomberg, broker research, latest Company SEC filings. Market data as of November 11, 2011. Trading multiples calculated based on Factset consensus from Wall Street research estimates except for Shanda Note: “na” refers to not available, “nm” refers to not meaningful. Share price for each company displayed in local currency (1) Enterprise Value = Market Capitalization + Total Debt + Minority Interests + Preferred Shares - Cash & Cash Equivalents (2) Based on FactSet long term EPS Growth (3) Share price shown in Hong Kong dollars (4) Balance sheet and projected estimates per management Strictly Private & Confidential

Preliminary Valuation Analysis Precedent Going-Private Transaction Premiums In the past 5 years, several US-listed companies have been taken private in comparable squeezeout transactions The premiums paid over trading price at announcement have been in the 20%-30% range The Buyer Group’s offer for Shanda represented a 1-day, 1-week and 1-month premium of 23.5%, 27.7% and 16.7%, respectively Completed Transactions since January 1, 2006 with US-Listed Targets Date Deal Value (1) Acquiror Initial Final Offer Premium Prior to Announcement Announced Acquiror Target (US$ mm) Ownership (%) 1 Day (%) 1 Week (%) 1 Month (%) Chinese U.S. Listed Companies 25-Mar-11 PAG Asia Capital; Funtalk China Holdings Ltd 443 77.1 17.1 25.7 43.8 Existing Management 7-Mar-11 Bain Capital Partners LLC; China Fire & Security Group Inc 266 59.1 24.0 24.1 34.7 Existing Management 11-Nov-10 Primavera Capital Management Ltd Chemspec International Ltd 297 55.0 28.2 22.2 30.7 8-Apr-10 Hanmax Investment Ltd; Tongjitang Chinese Medicines Co 117 60.2 19.0 20.9 21.6 Shanghai Fosun Pharmaceutical Mean 22.1% 23.2% 32.7% Median 21.5% 23.2% 32.7% Non-Chinese U.S. Listed Companies 23-Feb-11 Enterprise Products Partners LP Duncan Energy Partners LP 2,532 58.5 34.6 34.7 36.5 22-Feb-11 Johnson & Johnson Crucell NV 2,903 95.2 0.4 0.6 1.5 6-Dec-10 Sun Pharmaceutical Industries Ltd Caraco Pharmaceutical Laboratories Ltd 211 75.8 16.7 12.2 13.6 1-Nov-10 CNA Financial Corp CNA Surety Corp 1,219 61.0 37.9 37.7 46.9 26-Apr-10 SembCorp Industries Ltd; Cascal NV 208 92.3 (11.2) (7.4) 0.0 SembCorp Utilities 3-Nov-09 Private Investor (Tilman J Fertitta) Landry’s Restaurants Inc 397 60.4 95.2 85.2 104.3 29-Jul-09 Overseas Shipholding Group Inc OSG America LP 308 77.1 41.4 56.5 51.9 19-May-09 Perdigao SA Sadia SA 1,587 51.0 7.0 3.6 42.8 23-Mar-09 Cox Enterprises Inc Cox Radio Inc 382 78.4 45.5 47.7 (5.1) 2-Dec-08 Icahn Enterprises LP Federal-Mogul Corp 471 75.0 0.0 (9.8) 4.1 31-Jul-08 Existing Management Zones Inc 102 54.0 28.7 (6.7) (10.6) 4-Apr-08 Morguard Corp Revenue Properties Co Ltd 128 72.6 0.9 10.6 4.4 23-Oct-07 Macquarie Infrastructure Partners; Waste Industries USA Inc 536 51.0 33.5 40.9 32.8 Goldman Sachs & Co 17-Jul-07 Alfa Mutual Insurance Co Alfa Corp 1,794 54.8 44.7 44.9 29.8 25-Jun-07 Oplink Communications Inc Optical Communication Products Inc 188 58.1 5.1 4.4 11.5 23-Feb-07 American Financial Group Inc Great American Financial Resources Inc 1,164 80.8 13.0 14.8 12.5 24-Jan-07 American International Group Inc - AIG 21st Century Insurance Group 1,934 60.8 4.8 4.8 5.0 6-Nov-06 Renova Media Enterprises Ltd Moscow CableCom Corp 405 61.7 29.1 25.9 46.3 9-Oct-06 VNU NV NetRatings Inc 828 60.5 44.1 45.0 45.1 17-Mar-06 Management Group (General William Lyon) William Lyon Homes Inc 943 74.5 44.0 50.5 27.0 Mean 25.8% 24.8% 25.0% Median 28.9% 20.3% 20.3% 17-Oct-11 Buyer Group Shanda Interactive Entertainment Ltd. (2) 2,258 69.2% 23.5% 27.7% 16.7% In the past 5 years, comparable going-private transactions have been completed at a premium level of 20%-30% Source: Dealogic, Bloomberg Note: Represents 100% acquisitions with “grossed up” deal value between US$100 mm and US$3 bn in which the acquiror’s initial stake was above 50% (1) Represents “grossed up” deal value (2) Based on fully diluted ordinary share count of 109.2 mm Strictly Private & Confidential

Preliminary Valuation Analysis Wall Street Research Perspectives Pre-Announcement of the Buyer Group Offer Target Broker Date Rating Price BNP Paribas 09/19/11 Not Rated NA JP Morgan 08/31/11 Overweight 50.00 Roth Capital 08/31/11 Sell 28.00 Morgan Stanley 08/31/11 Equal Weight 35.70(1) Think Equity 08/31/11 Hold 38.00 Deutsche Bank 08/31/11 Hold 35.10 RBS 08/31/11 Hold 35.70 Oppenheimer 06/03/11 Outperform 48.00 Nomura 06/02/11 Neutral 47.00 HSBC 06/02/11 Underweight 41.00 Average $39.83 Post-Announcement of the Buyer Group Offer Target Broker Date Rating Price Nomura 10/18/11 Neutral $47.00 Roth Capital 10/17/11 Neutral 41.00 Oppenheimer 10/17/11 Not Rated NA Morgan Stanley 10/17/11 Equal Weight 35.70(1) Deutsche Bank 10/17/11 Hold 35.10 JP Morgan 10/17/11 NA NA Average $39.70 Source: Wall Street equity research (1) Represents price target per base case estimates from Morgan Stanley research Strictly Private & Confidential